As filed with the Securities and Exchange Commission on August __, 1999.

                                                      Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of l933


                          SIMS COMMUNICATIONS, INC.

              (Exact name of issuer as specified in its charter)


             Delaware                                        65-0287558
       (State or other jurisdiction                       (I.R.S. Employer
        of incorporation or organization)                 Identification No.)


       18001 Cowan, Suites C&D
         Irvine, California                                      92614
    (Address of Principal Executive Offices)                   (Zip Code)

                          Incentive Stock Option Plan
                        Non-Qualified Stock Option Plan
                               Stock Bonus Plans
                              (Full Title of Plan)

                                  Mark Bennett
                             18001 Cowan, Suites C&D
                            Irvine, California 92614
                     (Name and address of agent for service)

                                 (949) 261-6665
        (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                            William T. Hart, Esq.
                                Hart & Trinen
                            l624 Washington Street
                            Denver, Colorado 80203
                                (303) 839-0061

                         CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
Title of                              maximum       maximum
Securities               Amount       offering     aggregate      Amount of
 to be                   to be       price per      offering     registration
registered           registered (1)   share (2)      price           fee
-------------------------------------------------------------------------------
Common Stock            500,000        $1.30        $650,000        195.00
Issuable Pursuant        Shares
to 1999 Stock
Bonus Plans
                                                    --------       -------
                                                    $650,000       $195.00
                                                    ========       =======


(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Common Stock. The shares subject to this Registration Statement reflect the shares issuable pursuant to the Stock Bonus Plan all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's Common Stock on July 26, 1999.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  3 - Incorporation  of Documents by Reference

          The following  documents  filed by the
Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement: Annual Report on Form 10-KSB for the year ending June 30, 1998. All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

      Not required.

Item 5 - Interests of Named Experts and Counsel

      Not Applicable.

Item 6 - Indemnification of Directors and Officers

      The Delaware General Corporation Law provides in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company.

Item 7 - Exemption from Registration Claimed

      None.

Item 8 - Exhibits

  4  -  Instruments Defining Rights of
        Security Holders

 (a) -  Common Stock                   Incorporated by reference to Exhibit 4(a)
                                       of the Company's Registration Statement
                                       on Form SB-2, File No. 33-70546-A.

 (b) - 1999 Stock Bonus Plan           _________________________________

  5 - Opinion Regarding Legality of
      Securities to be Offered         _________________________________

 24 - Consent of Independent Public
      Accountants and Attorneys        _________________________________

 25 - Power of Attorney                Included in the signature page
                                       of this Registration Statement

 28 - Information from Reports         None
      furnished to State Insurance
      Regulatory Authorities

 99 - Additional Exhibits
     (Re-Offer Prospectus)             _________________________________

Item 9 - Undertakings

      (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section l0(a)(3)of the Securities Act of l933;
                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                 (iii) to include  any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

              Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Mark Bennett and Michael Malet, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Irvine, California, on July 27, 1999.

                            SIMS COMMUNICATIONS, INC.

                                     By:  /s/ Mark Bennett
                                         Mark Bennett, President and
                                         Chief Executive Officer

                                     By: /s/ Ian Hart
                                         Ian Hart, Principal Financial officer
                                         and  Chief  Accounting Officer

      Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                        Date

/s/  Mark Bennett                    Director                  July 27, 1999
____________________________
Mark Bennett

/s/ Michael Malet                    Director                  July 27, 1999
____________________________
Michael Malet

/s/ David Breslow                    Director                  July 27, 1999
____________________________
David Breslow


_____________________________        Director
Julio Curra